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                                                                      EXHIBIT 23


                          CONSENT OF COOPERS & LYBRAND



WE CONSENT TO THE INCORPORATION BY REFERENCE IN (A) FORD MOTOR CREDIT COMPANY'S REGISTRATION STATEMENT ON FORM S-8 (NO. 33-30875) RELATING TO THE FORD MONEY MARKET ACCOUNT PROGRAM AND (B) FORD MOTOR CREDIT COMPANY'S REGISTRATION STATEMENTS ON FORM S-3 (NO. 32-24928, NO. 33-55237, NO. 33-55945 AND NO.
33-53101) OF OUR REPORT DATED JANUARY 27, 1994 ON OUR AUDITS OF THE CONSOLIDATED FINANCIAL STATEMENTS OF FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES AT DECEMBER 31, 1994 AND 1993 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1994 INCLUDED IN THE FORD MOTOR CREDIT COMPANY ANNUAL REPORT ON FORM 10-K.



COOPERS & LYBRAND  L.L.P.

Detroit, Michigan
March 21, 1995